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                                                                      EXHIBIT 12

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                     (DOLLARS IN THOUSANDS, EXCEPT RATIOS)

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
                                PRO FORMA
                                UNAUDITED
                                  TWELVE       NINE                                        SEVEN MONTHS          YEAR
                                  MONTHS      MONTHS       YEAR       YEAR       YEAR          ENDED             ENDED
                                  ENDED        ENDED      ENDED      ENDED      ENDED        JULY 31,        DECEMBER 31,
                                APRIL 30,    APRIL 30,   JULY 31,   JULY 31,   JULY 31,   ---------------   ---------------
                                   1998        1998        1997       1996       1995      1994     1993     1993     1992
                                ----------   ---------   --------   --------   --------   ------   ------   ------   ------
Income (loss) before income
  taxes.......................   $ (2,070)    $ 4,506     $2,427    $ (8,120)   $  252    $  (33)  $4,142   $7,702   $6,458
Interest expense..............     11,278       3,198      4,787       5,749     3,258     1,137      565      984      284
Amortization of deferred
  financing costs.............        540         161        238         163       279
Interest portion of rental
  expense.....................      1,610       1,205      1,681       1,535     1,418       532      505      888      552
                                ----------   ---------   --------   --------   --------   ------   ------   ------   ------
Earnings (loss)...............   $ 11,358     $ 9,070     $9,133    $   (673)   $5,207    $1,636   $5,212   $9,574   $7,294
                                ----------   ---------   --------   --------   --------   ------   ------   ------   ------
Interest expense..............     11,278       3,198      4,787       5,749     3,258     1,137      565      984      284
Amortization of deferred
  financing costs.............        540         161        238         163       279
Interest portion of rental
  expense.....................      1,610       1,205      1,681       1,535     1,418       532      505      888      552
                                ----------   ---------   --------   --------   --------   ------   ------   ------   ------
Fixed charges.................   $ 13,428     $ 4,564     $6,706    $  7,447    $4,955    $1,669   $1,070   $1,872   $  836
                                ----------   ---------   --------   --------   --------   ------   ------   ------   ------
Ratio of earnings to fixed
  charges.....................                   1.99x      1.36x                 1.05x              4.87x    5.11x    8.72x
                                ----------   ---------   --------   --------   --------   ------   ------   ------   ------
Deficiency....................   $  2,070                           $  8,120              $   33
                                ----------   ---------   --------   --------   --------   ------   ------   ------   ------
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